Exhibit 21.1
J.P. Morgan Chase & Co.

List of subsidiaries

JPMorgan Chase had the following subsidiaries at December 31, 2003:

		Percentage
		of voting
		securities
	Organized	owned by
	under the	immediate
Name	laws of	parent

Bridge Acquisition Holdings, Inc.	Delaware	100
CCC Holding, Inc.	Delaware	100
Chase Commercial Corporation	Delaware	100
CMRCC, Inc.	New York	100
Chase Home Mortgage Corporation of the Southeast	Florida	100
Chase Investment Services Corp.	Delaware	100
Chase Lincoln First Commercial Corporation	Delaware	100
Chase Manhattan Realty Leasing Corporation	New York	100
PV2-APS 150 Corporation	Delaware	100
PV2-PNM December 35 Corporation	Delaware	100
Palo Verde 1-PNM August 50 Corporation	Delaware	100
Palo Verde 1-PNM December 75 Corporation	Delaware	100
Chatham Ventures, Inc.	New York	100
J.P. Morgan Partners (BHCA), L.P.	California	80	(a)
J.P. Morgan Partners (SBIC), LLC	California	100
Chemical Investments, Inc.	Delaware	100
Clintstone Properties Inc.	New York	100
Hambrecht & Quist Group	Delaware	100
Hambrecht & Quist California	California	100
Hambrecht & Quist Guaranty Finance, LLC	California	87.5
Hatherley Insurance Ltd.	Bermuda	100
J.P. Morgan Business Credit Corp.	Delaware	100
J.P. Morgan Capital Financing Limited	England	100
J.P. Morgan Strategic UK Limited	England	100
JF Group Limited	Bermuda	100
J.P. Morgan Chase International Financing Limited	England	100
Aldermanbury Investments Limited	England	100
Robert Fleming Holdings Limited	England	96
Robert Fleming Investment Trust Limited	England	100
Chase Fleming Private Wealth Management Limited	England	100
Copthall Overseas Limited	England	100
Copthall Holdings (Canada) Inc	Canada	100
J.P. Morgan Fleming Asset Management (Canada) Inc.	Canada	100
Copthall Overseas (Number 2) Limited	England	100
Robert Fleming (Jersey) Limited	England	100
Robert Fleming (Overseas) Number 3 Limited	England	100
Robert Fleming (Luxembourg) (Joint Ventures) Sarl	Luxembourg	100
J.P. Morgan Chase Community Development Corporation	Delaware	100
J.P. Morgan Chase National Corporate Services, Inc.	New York	100
J.P. Morgan Corporate Services Limited	England	100
Robert Fleming Holdings Inc.	Delaware	100
J.P. Morgan Equity Holdings, Inc.	Delaware	100
CBD Holdings Ltd.	Delaware	100
Sun States Life Insurance Company	Delaware	100
Western Hemisphere Life Insurance Company	Delaware	100
Chase Life & Annuity Co.	Ohio	100
Chase Life & Annuity Company of New York	New York	100
Great Lakes Insurance Company	Delaware	100
Texas Commerce Operating Services, Inc.	Delaware	100

		Percentage
		of voting
		securities
	Organized	owned by
	under the	immediate
Name	laws of	parent

Texas Commerce Shareholders Company	Texas	100
CMC Holding Delaware Inc.	Delaware	100
J.P. Morgan Personal Wealth Management, Inc.	Delaware	100
J.P. Morgan Trust Company of Delaware	Delaware	100
J.P. Morgan Trust Company, National Association	California	100
A.S. Holding Corporation	Delaware	100
Chase Manhattan Bank USA, National Association	United States	100
Card Acquisition Funding LLC	Delaware	100
Chase BankCard Services, Inc.	Delaware	100
Chase Data Services Corporation	Delaware	100
Chase Insurance Agency, Inc.	Delaware	100
Cross Country Insurance Company	Vermont	100
J.P. Morgan Investor Services Co.	Delaware	100
Chase Re Limited	Bermuda	100
J.P. Morgan Fleming Asset Management Holdings Inc.	Delaware	100
J.P. Morgan Fleming Asset Management (Asia) Inc.	Delaware	100
J.P. Morgan Fleming Asset Management (Japan) Limited	Japan	100
JF Asset Management International Limited	British Virgin Islands	100
JF Asset Management Limited	Hong Kong	100
JF Funds Limited	Hong Kong	100
JF Asset Management (Taiwan) Limited	Taiwan	99.9
J.P. Morgan Fleming Asset Management International Limited	England	100
Robert Fleming Asset Management Limited	England	100
Chase Fleming Luxembourg Holding S.A.	Luxembourg	100
J.P. Morgan Fleming Societa di Intermediazione Mobiliare S.p.A.	Italy	100
J.P. Morgan Fleming Asset Management (UK) Limited	England	100
J.P. Morgan Fleming Life Limited	England	100
J.P. Morgan Fleming Marketing Limited	England	100
J.P. Morgan Investment Management Limited	England	100
J.P. Morgan Fleming Asset Management (London) Limited	England	100
Robert Fleming (Luxembourg) Sarl	Luxembourg	100
J.P. Morgan Fleming Asset Management France SAS	France	100
J.P. Morgan Fleming Selection SAS	France	100
J.P. Morgan Investment Management Inc.	Delaware	100
J.P. Morgan Funding Corp.	England	100
J.P. Morgan Futures Inc.	Delaware	100
J.P. Morgan GT Corporation	Delaware	100
J.P. Morgan International Holdings Corp.	Delaware	100
J.P. Morgan Trust Company (Cayman) Limited	Cayman Islands	100
JPMAC Holdings Inc.	Delaware	100
J.P. Morgan Invest Inc.	Delaware	100
J.P. Morgan Invest, LLC	Delaware	100
J.P. Morgan Retirement Plan Services LLC	Delaware	100
J.P. Morgan Private Investments Inc.	Delaware	100
J.P. Morgan Securities Holdings Inc.	Delaware	100
J.P. Morgan Institutional Investments Inc.	Delaware	100
J.P. Morgan Securities Inc.	Delaware	100
J.P. Morgan Services Inc.	Delaware	100
J.P. Morgan Ventures Corporation	Delaware	100
DNT Asset Trust	Delaware	100
Ventures Business Trust	Delaware	100
JPMP Capital Corp.	New York	100
J.P. Morgan Partners, LLC	Delaware	100
JPMP Capital, LLC	Delaware	100
J.P. Morgan Capital, L.P.	Delaware	99.5
JPMCC Luxembourg Corporation	Luxembourg	100
J.P. Morgan Capital Luxembourg S.a.r.l.	Luxembourg	100
J.P. Morgan Funds Bahamas Ltd.	Bahamas	100

		Percentage
		of voting
		securities
	Organized	owned by
	under the	immediate
Name	laws of	parent

J.P. Morgan Partnership Capital Corporation	Delaware	100
LabMorgan International Ltd.	Cayman Islands	100
LabMorgan Corporation	Delaware	100
LabMorgan Investment Corporation	Delaware	100
MorServ, Inc.	Delaware	100
Offshore Equities, Inc.	New York	100
Park Assurance Company	Vermont	100
Support Development Corporation	Delaware	100
JPMorgan Chase Bank	New York	100
Independence Park Building Inc.	Delaware	100
J.P. Morgan Alternative Asset Management, Inc.	Delaware	100
J.P. Morgan Chase Custody Services, Inc.	Delaware	100
J.P. Morgan Holding Deutschland GmbH	Germany	100
J.P. Morgan International Inc.	United States	100
J.P. Morgan International Finance Limited	United States	100
2cube Holdings Limited	British Virgin Islands	50
2cube Securities Limited (In Members’ Voluntary Liquidation)	Hong Kong	100
Banco J.P. Morgan S.A.	Brazil	99.27
J.P. Morgan Corretora de Cambio e Valores Mobiliarios S.A.	Brazil	100
J.P. Morgan S.A. Distribuidora de Titulos e Valores Mobiliarios	Brazil	100
Bedford Holdings, Inc.	Delaware	100
Chase Manhattan Holdings Limitada	Brazil	99.99
Inversiones Y Asesorias Chase Manhattan Limitada	Chile	99.94
J.P. Morgan & Cie S.A.	France	100
J.P. Morgan (Suisse) SA	Switzerland	100
J.P. Morgan Bank (Ireland) plc	Republic of Ireland	100
J.P. Morgan Bank International LLC	Russian Federation	98
J.P. Morgan Bank Luxembourg S.A.	Luxembourg	99.99
J.P. Morgan Bank, S.A.	Spain	100
J.P. Morgan Beteiligungs- und Verwaltungsgesellschaft Gmbh	Germany	99.8
J.P. Morgan AG	Germany	100
J.P. Morgan Fonds Services GmbH	Germany	100
J.P. Morgan Leasing GmbH	Germany	100
J.P. Morgan Capital Holdings Limited	England	72.72	(b)
J.P. Morgan Chase (UK) Holdings Limited	England	100
J.P. Morgan Chase International Holdings Limited	England	100
Crosby Sterling (Holdings) Limited	England	100
J.P. Morgan EU Holdings Limited	England	100
J.P. Morgan (SC) Limited	England	100
J.P. Morgan Equities Limited	South Africa	100
J.P. Morgan Europe Limited	England	100
J.P. Morgan Holdings (UK) Limited	England	100
J.P. Morgan Securities Ltd.	England	90	(c)
Robert Fleming (Overseas) Number 2 Limited	England	100
J.P. Morgan plc	England	100
Crosby Sterling Limited	England	100
J.P. Morgan Trustee and Depositary Company Limited	England	100
J.P. Morgan Luxembourg International S.a.r.l.	Luxembourg	100
J.P. Morgan Chase Bank Berhad	Malaysia	100
J.P. Morgan Funding South East Asia Private Limited	Singapore	100
J.P. Morgan (S.E.A.) Limited	Singapore	70	(d)
Ark Owner Trust Pte. Ltd.	Singapore	100
J.P. Morgan Grupo Financiero S.A. De C.V.	Mexico	99.38

		Percentage
		of voting
		securities
	Organized	owned by
	under the	immediate
Name	laws of	parent

Banco J.P. Morgan S.A., Institucion de Banca Multiple, J.P. Morgan Grupo Financiero	Mexico	99.99
J.P. Morgan Servicios, S.A. de C.V., J.P. Morgan Grupo Financiero	Mexico	99
J.P. Morgan Holdings (Hong Kong) Limited	Hong Kong	100
Copthall Mauritius Investment Limited	Mauritius	100
J.P. Morgan Futures (Korea) Limited	South Korea	100
J.P. Morgan Securities (Far East) Limited	Hong Kong	100
J.P. Morgan Broking (Hong Kong) Limited	Hong Kong	100
J.P. Morgan International Derivatives Ltd.	Channel Islands	100
J.P. Morgan International Holdings Limited	Cayman Islands	100
J.P. Morgan India Securities Holdings Limited	Mauritius	100
J.P. Morgan India Private Limited	India	75
Pulit Finance and Investments Private Limited	India	99.99
J.P. Morgan Indonesia Holdings (B.V.I.) Limited	British Virgin Islands	100
PT J.P. Morgan Securities Indonesia	Indonesia	86.25	(e)
J.P. Morgan Securities (Taiwan) Limited	Taiwan	72.45	(f)
J.P. Morgan Securities Holdings (Bermuda) Limited	Bermuda	100
J.P. Morgan Securities Singapore Private Limited	Singapore	100
Jadeling Malaysia Holdings Limited	British Virgin Islands	100
J.P. Morgan Services (Malaysia) Sdn. Bhd.	Malaysia	100
J.P. Morgan Investimentos e Financas Ltda.	Brazil	99.97
J.P. Morgan Malaysia Ltd.	Malaysia	100
J.P. Morgan Overseas Capital Corporation	Delaware	100
J.P. Morgan Australia Group Pty Limited	Australia	100
J.P. Morgan Operations Australia Limited	Australia	100
J.P. Morgan Holdings Australia Limited	Australia	100
Chase Manhattan New Zealand Limited	New Zealand	100
Guardian Trust Australia Limited	Australia	100
J.P. Morgan Australia Limited	New South Wales	100
J.P. Morgan Nominees Australia Limited	Australia	100
JFOM Pty Limited	Australia	100
J.P. Morgan Markets Australia Pty Limited	Australia	100
J.P. Morgan Espana S.A.	Spain	100
J.P. Morgan Gestion, Sociedad Gestora de Instituciones de Inversion Colectiva, S.A.	Spain	100
J.P. Morgan Sociedad de Valores, S.A.	Spain	79	(g)
J.P. Morgan International Bank Limited	England	100
J.P. Morgan Securities Canada Inc.	Canada	100
J.P. Morgan Whitefriars Inc.	Delaware	100
J.P. Morgan Whitefriars (UK)	England	100
J.P. Morgan Partners (CMB Reg K GP), Inc.	Delaware	100
J.P. Morgan Securities (C.I.) Limited	Channel Islands	100
J.P. Morgan (Jersey) Limited	Channel Islands	100
J.P. Morgan Securities Asia Private Limited	Singapore	87.19	(h)
J.P. Morgan Securities Holdings (Hong Kong) Limited	Hong Kong	86.38	(i)
J.P. Morgan Securities (Asia Pacific) Limited	Hong Kong	100
J.P. Morgan Securities Holdings (Caymans) Limited	Cayman Islands	100
J.P. Morgan Securities India Private Limited	India	75	(j)
J.P. Morgan Securities South Africa (Proprietary) Limited	South Africa	100
J.P. Morgan Services Asia Holdings Limited	Mauritius	100
J.P. Morgan Services India Private Limited	India	100
J.P. Morgan Services Japan Ltd.	Delaware	100
J.P. Morgan Trust Bank Ltd.	Japan	72.16	(k)
J.P. Morgan Trust Company (Jersey) Limited	Channel Islands	100
Morgan Guaranty International Bank	United States	100

		Percentage
		of voting
		securities
	Organized	owned by
	under the	immediate
Name	laws of	parent

Morgan Guaranty International Finance Corporation	United States	100
NorChem Participacoes e Consultoria S.A.	Brazil	50
Norchem Holdings e Negocios S.A.	Brazil	48.97	(l)
Robert Fleming Equity (Bermuda) Limited	Bermuda	100
Willard Holdings, Inc.	Delaware	100
Woodward Holdings, Inc.	Delaware	100
J.P. Morgan Leasing Inc.	New York	100
J.P. Morgan Mortgage Acquisition Corp.	Delaware	100
J.P. Morgan Mortgage Capital Inc.	Delaware	100
J.P. Morgan Partners (23A SBIC Manager), Inc.	Delaware	100
J.P. Morgan Property Exchange Inc.	Delaware	100
J.P. Morgan Treasury Technologies Corporation	Delaware	100
Manufacturers Hanover Leasing International Corp.	Delaware	100
Chase Leasing of Texas, Inc.	Delaware	100
Naugatuck Holding Corp.	Delaware	100
Overseas Realty Corp.	New York	100
Plexus Group, Inc.	California	100
Scorpio Holding, LLC	Delaware	100
CSL Leasing Inc.	Delaware	100
Cedar Hill International Corp.	Delaware	100
Chase Access Services Corporation	Delaware	100
Chase Bank International	United States	100
Chase Bankruptcy Information Systems, Inc.	Delaware	100
Chase Community Development Corporation	Delaware	100
Chase Education Holdings, Inc.	Delaware	100
Chase Funding Corporation	Delaware	100
Chase Manhattan Automotive Finance Corporation	Delaware	100
Chase Manhattan Mortgage Corporation	New Jersey	100
Chase Mortgage Company-West	Colorado	100
Chase Ventures Holdings, Inc.	New Jersey	100
Chase Merchant Ventures, Inc.	Delaware	100
Chase Mortgage Holdings, Inc.	Delaware	100
Chase Preferred Capital Corporation	Delaware	100
CPCC Delaware Statutory Trust	Delaware	100
CPCC Massachusetts Business Trust	Massachusetts	100
CPCC Texas Limited Partnership	Texas	99.5
Chase SPV Corporation	Delaware	100
Chem Network Processing Services, Inc.	New Jersey	100
Colson Services Corp.	Delaware	100
Flagstaff Capital Corporation	Delaware	100
Gemini Holding, LLC	Delaware	100
Libra Funding, LLC	Delaware	85	(m)
Harvest Opportunity Holdings Corp.	New York	100

(a)	JPMP Master Fund Manager, L.P. owns 20%.
(b)	J.P. Morgan Overseas Capital Corporation owns 27.27%.
(c)	JF Group Limited owns 10%.
(d)	J.P. Morgan International Finance Limited owns 30%.
(e)	J.P. Morgan Securities Asia Private Limited owns 13.75%.
(f)	JF Securities Overseas Limited and Robert Fleming Investment Trust Limited each own 10%.
(g)	J.P. Morgan & Cie S.A. owns 19% and J.P. Morgan Securities Ltd. owns 2%.
(h)	J.P. Morgan Securities Holdings (Bermuda) Limited owns 12.81%.
(i)	J.P. Morgan Securities Asia Private Limited owns 10.77% and J.P. Morgan Securities (Far East) Limited owns 2.85%.
(j)	Vaishakh Fintrade Pvt. Ltd. owns 25%.
(k)	J.P. Morgan & Cie S.A. owns 27.84%.
(l)	Chase Manhattan Holdings Limitada owns 29.27%.
(m)	Scorpio Holding, LLC owns 15%.
Note:	Certain intermediary subsidiaries may be omitted in the ownership chain because the listed subsidiary holds significant assets, but the intermediary subsidiaries do not.